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                                                                    EXHIBIT 99.1


                                [LHC GROUP LOGO]

                                                                   S
COMPANY CONTACT:                                                PORTER, LEVAY & ROSE, INC.

Barr Brown, CFO & Sr. Vice President
337-233-1307                                                    Cheryl Schneider, VP -- Investor Relations
                                                                Jeff Myhre, VP -- Editorial
                                                                212-564-4700

                                                                Tom Gibson -- VP Media Relations
                                                                201-476-0322



                                                          FOR IMMEDIATE RELEASE


            LHC GROUP ANNOUNCES 2006 FIRST QUARTER FINANCIAL RESULTS
                          NET SERVICE REVENUE UP 27.8%


LAFAYETTE, LA, MAY 9, 2006 -- LHC Group, Inc., a provider of post-acute healthcare services primarily in rural markets in the southern United States (NASDAQ: LHCG), announced today its financial results for the first quarter ended March 31, 2006.

Net service revenue for the three months ended March 31, 2006 increased 27.8% to $45.5 million, as compared to $35.6 million in 2005. For the three months ended March 31, 2006 and 2005, 84.9% and 82.8%, respectively, of the company's net service revenue was derived from Medicare.

For the quarter ended March 31, 2006, the Company reported non-GAAP earnings per diluted share of $0.26 and GAAP earnings per diluted share of $0.31. The Company's non-GAAP earnings per diluted share excludes a mark to market non-cash benefit relating to the minority interest in one of the Company's long-term acute care hospital joint ventures which became redeemable upon completion of the initial public offering.

As of March 31, 2006, LHC Group had 16.6 million fully diluted shares outstanding, as compared to 12.2 million shares on March 31, 2005. Included in our GAAP and non-GAAP earnings per share results was a $0.04 per share net gain on the sale of discontinued operations, offset partially by a $0.01 per share net loss from discontinued operations.

Keith G. Myers, President and Chief Executive Officer of LHC Group, said, "I am very proud of the progress that LHC Group has made this quarter. Our staff's commitment to quality care and service has resulted in continued growth. Our business strategy continues to focus on expanding our home health care operations through organic development as well as acquisition. As part of that strategy, during the first quarter, we acquired a 67% interest in Stanocola Home Health, based in Baton Rouge, Louisiana."

Myers continued, "Following the end of the quarter we announced our intent to complete two acquisitions in Certificate of Need states: a 67% interest in Athens Limestone Home Health of Athens, AL, and the operations of a hospital-operated home health and hospice located in Forrest City, Arkansas. We also recently sold our New Orleans-based home health care agency and our Jennings, Louisiana-based therapy outpatient clinic, and closed our Lafayette, Louisiana outpatient therapy clinic in and our non-skilled private duty services in five Louisiana markets. These operations, in total, generated $3.9 million in net service revenue, and produced a net operating loss of $1.3 million during fiscal 2005."

Myers commented, "We are progressing in our search for a successor to Barr Brown as our Chief Financial Officer. To ensure a smooth transition, we are pleased to announce that our current controller, Pete Roman, has accepted the position of interim CFO beginning July 1, and that Mr. Brown will remain our CFO through June 30. Before joining LHC Group, Mr. Roman served as CFO of Unifab International from 1997 though April 2004. With the continuing support of both our current and interim CFO, the candidate who emerges from our search will have plenty of assistance in getting up to speed on LHC Group. Our search firm has already identified an impressive group of candidates, and we hope to complete our interviews soon in order to ensure a smooth transition."

Myers concluded, "At this point in time, we believe that we are on target to achieve those financial targets set by the guidance we gave on February 23, 2006, that is, we expect revenue for Fiscal 2006 to range between $200.0 and $215.0 million, exclusive of any potential acquisitions, and diluted earnings per share to approximate $0.95 to $1.00."

Days sales outstanding, or DSO, for the three months ended March 31, 2006 was 80 days compared to 78 days for the same three month period in 2005. On an adjusted basis, DSO would have been 69 days. The adjustment takes into account that accounts receivable as of March 31, 2006 included $2.7 million of unbilled receivables that the Company is unable to bill at this time due to the lag time in receiving the change of ownership after acquiring companies. Additionally, there is approximately $2.6 million of accounts receivable that was acquired during the later part of 2005 and the first quarter of 2006 which did not generate revenue for us. There were no such adjustments for the comparable period in 2005.

HOME-BASED SERVICES

Net service revenue for the three months ended March 31, 2006 was $32.7 million, an increase of $7.9 million, or 31.9%, from $24.8 million for the three months ended March 31, 2005. Total admissions to the company's home-based services segment increased 41.8% to 5,751 in the three months ended March 31, 2006 from 4,055 in the three months ended March 31, 2005. Approximately $1.4 million of this increase was attributable to net service revenue generated from acquisition or internal development activity during 2006. An additional $5.9 million increase in net service revenue was attributable to acquisition or internal development activity during 2005. The remaining increase of approximately $600,000 reflects our internal growth.

FACILITY-BASED SERVICES

Net service revenue for the three months ended March 31, 2006 was $12.8 million, an increase of $2.0 million, or 18.5%, from $10.8 million for the three months ended March 31, 2005. The increase in net service revenue resulted in part from an increase in patient days at the company's long-term acute care hospitals of 12.8% to 11,699 in the three months ended March 31, 2006 from 10,376 in the three months ended March 31, 2005. Outpatient visits at the company's outpatient rehabilitation clinics decreased to 8,775 at March 31, 2006, a 23.6% decrease as compared to 11,485 for the three months ended March 31, 2005. Approximately $600,000 of the increase was attributable to net service revenue generated from acquisition and development activity during 2005, and the remaining $1.4 million increase was attributable to internal growth. As previously mentioned, the company sold its long-term acute care hospital in Morgan City, LA during the quarter.

NON-GAAP FINANCIAL INFORMATION

The Company has decided to present the non-GAAP information in this press release in order to give investors a means by which to compare the Company's normalized operational performance for the three months ended March 31, 2006 with its normalized operational performance for the same period in 2005, before the impact of transactions arising out of the Company's initial public offering. A reconciliation between the Company's non-GAAP results and the Company's GAAP results accompanies this press release.


                          -FINANCIAL TABLES TO FOLLOW-

                        LHC GROUP, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET DATA

                                                                                           MARCH 31,     DECEMBER 31,
                                                                                             2006            2005
                                                                                         -----------     ------------
                                                                                         (UNAUDITED)
                                                                                            (IN THOUSANDS, EXCEPT
                                                                                                    SHARE DATA)
Cash................................................................................       $18,133          $17,398
Total assets........................................................................       110,137          104,618
Total debt..........................................................................         4,715            5,427
Total stockholders' equity..........................................................        83,579           78,444


                                     -more-

                        LHC GROUP, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                                                      THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                 2006                    2005
                                                                                             -------------           -------------
                                                                                                          (UNAUDITED)
                                                                                                  (IN THOUSANDS, EXCEPT SHARE
                                                                                                      AND PER SHARE DATA)
Net service revenue ...............................................................          $      45,482           $      35,557
Cost of service revenue ...........................................................                 24,047                  17,779
                                                                                             -------------           -------------
Gross margin ......................................................................                 21,435                  17,778
General and administrative expenses ...............................................                 14,994                  10,017
Equity-based compensation expense(1) ..............................................                     --                     504
                                                                                             -------------           -------------
Operating income ..................................................................                  6,441                   7,257
Interest expense ..................................................................                     86                     308
Non-operating loss (income), including gain or loss on  sales of assets ...........                   (167)                   (518)
                                                                                             -------------           -------------
Income from continuing operations before income taxes and minority interest and
  cooperative endeavor allocations ................................................                  6,552                   7,467
Income tax expense ................................................................                  1,715                   2,304
Minority interest and cooperative endeavor allocations ............................                  1,028                   1,441
                                                                                             -------------           -------------
Income from continuing operations .................................................                  3,779                   3,722
Loss from discontinued operations (net of income taxes  of ($147) and ($267) in the
  three months ended March 31, 2006 and 2005, respectively) .......................                   (240)                   (435)
Gain on sale of discontinued operations (net of income taxes of $366 for the three
  months ended March 31, 2006) ....................................................                    597                      --
                                                                                             -------------           -------------
Net income ........................................................................                  4,136                   3,287
Redeemable minority interests .....................................................                    843                      --
                                                                                             -------------           -------------
Net income available to common stockholders .......................................          $       4,979           $       3,287
                                                                                             =============           =============

Earnings per share -- basic:
  Income from continuing operations ...............................................          $        0.23           $        0.31
  Loss from discontinued operations, net ..........................................                  (0.01)                  (0.04)
  Gain on sale of discontinued operations, net ....................................                    .04                      --
                                                                                             -------------           -------------

  Net income ......................................................................                   0.26                    0.27

  Redeemable minority interests ...................................................                   0.05                      --
                                                                                             -------------           -------------

  Net income available to common shareholders .....................................          $        0.31           $        0.27
                                                                                             =============           =============

Earnings per share -- diluted:
  Income from continuing operations ...............................................          $        0.23           $        0.30
  Loss from discontinued operations, net
                                                                                                     (0.01)                  (0.04)
  Gain on sale of discontinued operations, net ....................................                     --
                                                                                             -------------           -------------
                                                                                                                               .04
  Net income ......................................................................                                           0.26
                                                                                                                              0.26
  Redeemable minority interests ...................................................                     --
                                                                                             -------------           -------------
                                                                                                                              0.05
  Net income available to common shareholders .....................................          $        0.31           $        0.26
                                                                                             =============           =============

Weighted average shares outstanding:
  Basic ...........................................................................             16,557,828              12,085,154
  Diluted .........................................................................             16,563,368              12,207,532

-----------------

(1)      Equity-based compensation is allocated as follows:


                                                                                             THREE MONTHS ENDED MARCH 31,
                                                                                              2006                  2005
                                                                                             ------                ------
                                                                                                      (UNAUDITED)
                                                                                                    (IN THOUSANDS)
Cost of service revenue........................................                               $  --                $   19
General and administrative expenses............................                                  --                   485
                                                                                              -----                ------
  Total equity-based compensation expense......................                               $  --                $  504
                                                                                              =====                ======


                                     -more-

                        LHC GROUP, INC. AND SUBSIDIARIES

                               SEGMENT INFORMATION

                                                                                       THREE MONTHS ENDED MARCH 31, 2006
                                                                                ---------------------------------------------------
                                                                                HOME-BASED          FACILITY-BASED
                                                                                 SERVICES              SERVICES              TOTAL
                                                                                ----------          --------------         --------
                                                                                                    (IN THOUSANDS)
Net service revenue.......................................................       $ 32,651              $ 12,831            $ 45,482
Cost of service revenue...................................................         16,325                 7,722              24,047
General and administrative expenses.......................................         11,360                 3,634              14,994
Equity-based compensation expense.........................................             --                    --                  --
Operating income..........................................................          4,966                 1,475               6,441


                                                                                       THREE MONTHS ENDED MARCH 31, 2005
                                                                                ---------------------------------------------------
                                                                                HOME-BASED          FACILITY-BASED
                                                                                 SERVICES              SERVICES              TOTAL
                                                                                ----------          --------------         --------
                                                                                                    (IN THOUSANDS)
Net service revenue.......................................................       $ 24,775              $ 10,782            $ 35,557
Cost of service revenue...................................................         11,501                 6,278              17,779
General and administrative expenses.......................................          7,077                 2,940              10,017
Equity-based compensation expense.........................................            353                   151                 504
Operating income .........................................................          5,844                 1,413               7,257


                  RECONCILIATION OF NON-GAAP EARNINGS PER SHARE

                                                                        THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                      2006              2005
                                                                    --------          --------
        Net income available to common stockholders..........       $  4,979          $  3,288
        Equity-based compensation, net of tax (1)............             --               312
        Redeemable minority interests(2).....................           (843)               --
                                                                    --------          --------
        Non GAAP net income..................................       $  4,136          $  3,600
                                                                    ========          ========

        Net income available to common
        stockholders per common share:
          Basic..............................................       $   0.31          $   0.27
          Diluted............................................       $   0.31          $   0.26
        Non GAAP net income
          Basic..............................................       $   0.26          $   0.30
          Diluted...........................................        $   0.26          $   0.29

(1) There was no equity-based compensation charge in the first quarter of 2006 as the charges in the previous quarters related primarily to the conversion of the Company's Key Employee Equity Participation Units to common stock in connection with the Company's initial public offering, which closed on June 14, 2005. A description of this equity-based compensation charge is set forth in the prospectus prepared by the Company in connection with its initial public offering.

(2) These non-cash mark to market charges to retained earnings related to the minority interest in one of the Company's long-term acute care hospital joint ventures which became redeemable upon the Company's initial public offering. The terms of this redeemable minority interest are described in the prospectus prepared by the Company in connection with its initial public offering.


                                     -more-

The company will host a conference call today at 9:-- A.M. EDT, which will be simultaneously broadcast live over the internet. Keith Myers, President and CEO, and Barr Brown, Senior Vice President and CFO, will host the call. To access the webcast, please log on to out website (www.lhcgroup.com) under the investor relations section.

A telephone replay will be available for one week by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering the pass code #53359232. A replay of the webcast will also be archived on LHC Group's website.

ABOUT LHC GROUP, INC.
LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.



Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include statements regarding our financial results for the remainder of 2006 and the timing of hiring our new chief financial officer. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's 10K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.


                                      #####